Consent of Independent Registered Public Accounting Firm

The Board of Directors
Research Frontiers Incorporated:


We consent to the incorporation by reference in the registration statements (No. 33-53030, 33-86910, 333-08623, 333-34163, 333-80575,
333-63374 and 333-106754) on Form S-8 and (No. 333-40369, 333-115052
and 333-65219) on Form S-3 of Research Frontiers Incorporated and subsidiary of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Research Frontiers Incorporated and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Research Frontiers Incorporated and subsidiary.


                              /s/ KPMG LLP
                                  KPMG LLP

  Melville, New York
  March 15, 2005